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                                                                     EXHIBIT 5.1

                                  June 3, 1997


(212) 351-4000                                                     C 15566-00021

         Cityscape Financial Corp.
         565 Taxter Road
         Elmsford, NY  10523

                           Re: Proposed Offering of up to 4,500,000 Shares of Common Stock

         Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-3 (the "Registration Statement"), File No. 333- , of Cityscape Financial Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with (i) the public offering from time to time by certain selling security holders (the "Selling Security Holders") of up to 4,000,000 shares (the "Conversion Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), issued or issuable upon the conversion of the Company's 6% Convertible Preferred Stock, Series A, par value $0.01 per share (the "Preferred Stock"), in accordance with the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), (ii) the public offering from time to time by the Selling Security Holders of up to 500,000 shares (the "Warrant Shares") of Common Stock issuable upon exercise of the related five-year Common Stock Purchase Warrants of the Company (the "Warrants") in accordance with the Warrant agreements and (iii) a presently indeterminable number of shares (the "Dividend Shares") of Common Stock which may be issued by the Company to the Selling Security Holders in lieu of cash dividends on the
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         Cityscape Financial Corp.
         June 3, 1997
         Page 2

         shares of Preferred Stock in accordance with the Certificate of Designations.

                  For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of Common Stock. In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the receipt from the Commission of an order declaring the Registration Statement Effective, it is our opinion that:

                  1. The Conversion Shares issued or issuable upon conversion of the Preferred Stock, as or when issued in accordance with the terms and conditions of the Certificate of Designations, are or will be validly issued, fully paid and non-assessable.

                  2. The Warrant Shares issuable upon exercise of the Warrants, when issued in accordance with the terms and conditions of the Warrant agreements, will be validly issued, fully paid and non-assessable.

                  3. The Dividend Shares issuable in lieu of payment of cash dividends on the Preferred Stock by a declaration of the board of directors of the Company (the "Board"), assuming full compliance with the General Corporation Law of the State of Delaware (the "DGCL"), including the requirements of Sections 170 and 173 thereof, when issued in accordance the Certificate of Designations, will be validly issued, fully paid and non-assessable.
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         Cityscape Financial Corp.
         June 3, 1997
         Page 3

                  Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers and (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and the DGCL, all as in effect as of the date hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                             Very truly yours,

                                        /s/ Gibson, Dunn & Crutcher LLP